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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated November 6, 1995 (January 8, 1996 as to the effects of the stock split described in Note 1), appearing in the Registration Statement of Data Processing Resources Corporation on Form S-1 declared effective March 5, 1996.


DELOITTE & TOUCHE LLP

Costa Mesa, California
June 27, 1996